Exhibit 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Announces Preliminary Second-Quarter 2020 ZILRETTA® Net Sales

•	Company reported ZILRETTA (triamcinolone acetonide extended-release injectable suspension) preliminary net sales of $15.4 million in the second quarter
•	Demand for ZILRETTA from healthcare providers increased month-over-month throughout the second quarter with total demand in line with the first quarter
•	Company plans to recommence ZILRETTA manufacturing in the fourth quarter following voluntary pause due to impacts from COVID-19
•	Conference call scheduled for today at 8:30 a.m. ET

BURLINGTON, Mass., July 14, 2020 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced preliminary ZILRETTA net sales of $15.4 million for the quarter ended June 30, 2020. Demand for ZILRETTA increased month-over-month throughout the second quarter with purchases by healthcare providers reaching 4,863 units, 13,547 units and 18,287 units in April, May and June, respectively. The total ZILRETTA purchases by healthcare providers in the second quarter (approximately 36,700 units) was in line with the first quarter (36,540 units). In addition, the Company also announced plans to recommence ZILRETTA manufacturing in the fourth quarter to help ensure adequate and uninterrupted supply to meet future demand.

“Considering the unprecedented impacts of the COVID-19 pandemic, we are very pleased with our sales performance in the second quarter,” said Michael Clayman, M.D., President and Chief Executive Officer of Flexion Therapeutics. “While the future impacts of the pandemic remain impossible to predict, our confidence in both the near and long-term prospects for ZILRETTA remains undiminished.”

Dr. Clayman added, “ZILRETTA is an important treatment option for millions of people seeking durable pain relief from OA knee pain, including those whose who have had knee replacement surgeries deferred due to COVID-19. We believe this creates a new entry point for prescribers to gain product experience in different patient types and supports the broader incorporation of ZILRETTA into their practices moving forward.”

ZILRETTA Cumulative Commercial Metrics
Since the launch of ZILRETTA in November 2017 through June 30, 2020:

•	3,858 of our approximately 5,000 target accounts had purchased ZILRETTA. This reflects growth of 186 accounts since March 31, 2020 when 3,672 accounts had purchased product.
•	77% of purchasing accounts (2,983) placed at least one reorder up from 2,832 accounts that had reordered ZILRETTA as of March 31, 2020.
•	1,023 accounts had made ZILRETTA purchases of more than 50 units; 1,102 accounts had purchased 11 to 50 units; and 1,733 accounts had purchased between 1 and 10 units.

Exhibit 99.1

•	Accounts that had purchased more than 50 ZILRETTA units accounted for 213,721 of the total 249,024 ZILRETTA units purchased.

This financial information is preliminary and subject to adjustment. Flexion expects to report its complete second-quarter financial results in August.

Conference Call
Flexion’s management will host a conference call today at 8:30 a.m. ET. A live webcast of the conference call can be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call. For those planning to ask a question, the dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID #2618419. Please dial in at least 15 minutes in advance to ensure a timely connection to the call.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee.

Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.

Exhibit 99.1

•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million Americans and accounts for more than $185 billion in annual expenditures. In 2016, more than 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, more than 15 million Americans are treated for OA-related knee pain, and approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of people with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis. The Company's core values are focus, ingenuity, tenacity, transparency and fun. Visit flexiontherapeutics.com.

Forward-Looking Statements
This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; expected impacts from COVID-19 and the timing and duration of such impacts; expected timing of manufacturing activities and Flexion’s ability to maintain commercial supply of ZILRETTA; the long-term potential of ZILRETTA, including following the COVID-19 pandemic; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of

Exhibit 99.1

ZILRETTA, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, the fact that the impacts and expected duration of the COVID-19 pandemic are uncertain and rapidly changing; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized or adopted; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to clinical trials, including potential delays, safety issues or negative results; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the year ended March 31, 2020 filed with the SEC on May 7, 2020 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

# # #

•
•
•	Contact:
•
•	Scott Young
•	Vice President, Corporate Communications & Investor Relations
•	T: 781-305-7194
•	syoung@flexiontherapeutics.com
•
•
•	Julie Downs
•	Associate Director, Corporate Communications & Investor Relations
•	T: 781-305-7137
•	jdowns@flexiontherapeutics.com